SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): July 12, 2002


                    FIRST HORIZON PHARMACEUTICAL CORPORATION
               (Exact name of registrant as specified in charter)


                        Commission File Number 000-30123


            DELAWARE                                       58-2004779
(State or other jurisdiction of                (IRS Employer Identification No.)
       incorporation)


        6195 Shiloh Road
      Alpharetta, Georgia                                   30005
(Address of principal executive offices)                  (Zip Code)


        Registrant's telephone number including area code (770) 442-9707


  (Former name or former address, if changed since last report) Not Applicable

Item 5.    Other Events

     On July 12, 2002, the Board of Directors of First Horizon Pharmaceutical Corporation (the "Registrant") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $.001 per share (the "Common Shares"), of the Registrant. The dividend is payable on August 9, 2002 to the shareholders of record on July 26, 2002 (the "Record Time"). Each Right entitles the registered holder to purchase from the Registrant one one-hundredth (1/100) of a share of Participating Preferred Stock, $.001 par value per share (the "Preferred Shares""), of the Registrant at a price of $65.00 per one one-hundredth of a Preferred Share (the "Exercise Price"), subject to adjustment. The description and terms of the Rights are set forth in a Shareholder Protection Rights Agreement (the "Rights Agreement") between the Registrant and LaSalle Bank National Association as Rights Agent (the "Rights Agent").

     Until the earlier to occur of (i) the close of business on the 10th day (or such earlier or later date as the Board of Directors of the Company may establish by resolution adopted prior to such day) after the first date that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of 15% or more of the outstanding Common Shares or
(ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Shares (the earlier of such dates being called the "Separation Time"), the Rights will be evidenced by the Common Stock certificates with a copy of a summary of the rights attached thereto.

     The Rights Agreement provides that, until the Separation Time (or earlier redemption or expiration of the Rights), the Rights may be transferred with and only with the Common Shares. Until the Separation Time (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Time upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Separation Time (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Time, even without such notation or a copy of a summary of rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Separation Time, separate certificates evidencing the Rights ("Rights Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Separation Time and such separate Rights Certificates alone will evidence the Rights.

     The Rights will not be exercisable until the Business Day (as defined in the Rights Agreement) following the Separation Time. The Rights will expire on the earliest of (i) the Exchange Time (as defined below), (ii) the close of business on July 26, 2012, (iii) the date on which the Rights are redeemed as described below and (iv) upon the merger of the Registrant into another corporation pursuant to an agreement entered into when there is no Acquiring

Person unless such transaction would constitute a Flip-over Transaction or Event (in any such case, the "Expiration Time").

     The Exercise Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of (i) a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, or (ii) a distribution of securities or assets in respect of, in lieu of or in exchange for Common Shares (excluding regular periodic cash dividends or dividends payable in Common Shares).

     Preferred Shares purchasable upon exercise of the Rights will not be redeemable without the consent of the holders of such shares. Each Preferred Share will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share (other than dividends or distributions paid in Common Shares). In the event of liquidation, the holders of the Preferred Shares will be entitled to be paid an amount per share equal to the aggregate amount distributable upon such event to a holder of 100 shares of Common Stock (each as adjusted for any stock dividend, stock split or combination into a smaller number of shares). Each Preferred Share shall have 100 votes (as adjusted for any stock dividend, stock split or combination into a smaller number of shares) and shall vote as a class with the Common Shares voting on such matter. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. Because of the nature of the Preferred Shares, dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

     In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, the Registrant shall take such action as shall be necessary to ensure and provide that each Right (other than Rights beneficially owned by the Acquiring Person, which Rights shall become void) shall constitute the right to purchase from the Registrant, upon the exercise thereof in accordance with the terms of the Rights Agreement, that number of shares of Common Stock or Preferred Shares having an aggregate Market Price (as defined in the Rights Agreement) equal to twice the Exercise Price for an amount in cash equal to the then current Exercise Price.

     At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Registrant may exchange all (but not less than all) of the then outstanding Rights (other than Rights owned by such person or group which will have become void) at an exchange ratio of one Common Share, or one one-hundredth of a Preferred Share, per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of the Separation Time (the "Exchange Ratio"). Immediately upon such action by the Board of Directors (the "Exchange Time"), the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive a number of shares of Common Stock or one one-hundredths of a Preferred Share equal to the Exchange Ratio.

     In the event (a "Flip-over Transaction or Event") that prior to the Expiration Time the Registrant enters into a transaction in which, directly or indirectly, (i) the Registrant shall consolidate or merge or participate in a share exchange with any other Person if, at the time of the consolidation, merger or share exchange or at the time the Registrant enters into any agreement with respect to any such consolidation, merger or share exchange, such other Person controls the Board of Directors of the Registrant and any term of or arrangement concerning the treatment of shares of capital stock in such consolidation, merger or share exchange relating to such other Person is not identical to the terms and arrangements relating to other holders of the Common Stock or (ii) the Registrant shall sell or otherwise transfer assets (A) aggregating more than 50% of the assets or (B) generating more than 50% of the operating income or cash flow of the Registrant to any Person if, at the time of the entry by the Registrant into an agreement with respect to such sale or transfer of assets, such other Person controls the Board of Directors of the Registrant, the Registrant will take such action as shall be necessary to ensure that each holder of a Right, other than Rights beneficially owned by such other Person (which will thereafter be void), will thereafter have the right to receive, upon the exercise thereof at the then current Exercise Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have an aggregate Market Price equal to twice the Exercise Price of the Right for an amount in cash equal to the then current Exercise Price.

     If the Registrant elects not to issue certificates representing fractional shares upon exercise or redemption of Rights, the Registrant shall, in lieu thereof, in the sole discretion of the Board of Directors, either (i) evidence such fractional shares by depository receipts, or (ii) pay to the holder of such Rights an amount in cash equal to the same fraction of the Market Price of such share.

     The Registrant may at its option, at any time prior to the close of business on the 10th day (or such earlier or later date as the Board of Directors may establish by resolution adopted prior to such day) after the first date that an Acquiring Person becomes such (the "Flip-in Date"), redeem all (but not less than all) of the then outstanding Rights at a price of $.001 per Right (the "Redemption Price"). Immediately upon any redemption of the Rights, without any further action and without notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash for each Right so held.

     The Registrant and the Rights Agent may from time to time supplement or amend the Rights Agreement without the approval of any holders of Rights (i) prior to the Flip-in Date, in any respect and (ii) after the close of business on the Flip-in Date, to make any changes that the Registrant may deem necessary or desirable and which shall not materially adversely affect the interests of the holders of Rights generally or in order to cure any ambiguity or to correct or supplement any provision contained therein which may be inconsistent with any other provisions therein or otherwise defective.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Registrant, including, without limitation, the right to vote or to receive dividends.

     The Rights will have substantial anti-takeover effects, but do not prevent a takeover of the Registrant. The Rights may cause substantial dilution to a person or group that acquires 15% or more of the outstanding shares of Common Stock unless (i) the Rights are first redeemed by the Registrant or (ii) the acquisition is approved by the Board of Directors. Nevertheless, the Rights should not interfere with a transaction that is in the best interests of the Registrant and its shareholders because the Rights can be redeemed or amended on or prior to the Flip-in Date or rendered unexercisable by Board approval of the transaction.

     The description of the Rights contained herein is qualified in its entirety by reference to the Rights Agreement, dated as of July 12, 2002, by and among the Registrant and the Rights Agent attached hereto as Exhibit 4 and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

         Item (a) Financial Statements

Not Applicable

         Item (c) Exhibits:

         4* Rights Agreement, dated as of July 12, 2002 between First Horizon Pharmaceutical Corporation and the Rights Agent.

         99  Press Release dated July 15, 2002.

----------------------
* Incorporated by reference from the Registrant's Form 8-A filed with the Commission on July 16, 2002 (Commission File No. 000-30123).

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        FIRST HORIZON PHARMACEUTICAL
                        CORPORATION



Date:  July 16, 2002    By:   /s/ Mahendra G. Shah, Ph.D.
                            ------------------------------------------
                              Mahendra G. Shah, Ph.D.
                              Chairman, Chief Executive Officer and President




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